                                                                    EXHIBIT 99.1

                  FIRST INDUSTRIAL REALTY TRUST REPORTS FOURTH
                       QUARTER AND FULL-YEAR 2003 RESULTS


     o Improved Occupancy for the Third Consecutive Quarter to 88.4%

     o Generated Record Net Economic Gains of $56.2 Million in 2003

     o Leased 20.5 Million Square Feet in 2003

     o Attained High Tenant Retention of 71.9% for the Year


CHICAGO, February 11, 2004 - First Industrial Realty Trust, Inc. (NYSE: FR), the nation's largest provider of diversified industrial real estate, today announced results for the fourth quarter and full year ended December 31, 2003. Fully-diluted earnings per share, including income from discontinued operations and before extraordinary items (EPS), was $0.61, compared to $0.64 for the same quarter in 2002, representing a decrease of 4.7 percent. Earnings in the quarter were $24.0 million, compared to $24.9 million for the same quarter in 2002. For the year ended December 31, 2003, EPS increased 1.7 percent to $2.42 from $2.38.

"We are pleased with the three consecutive quarters of occupancy improvement we achieved in 2003, and the record $56.2 million of net economic gains," said Mike Brennan, president and chief executive officer. "Despite a difficult year, we believe our solid results during the fourth quarter and full year demonstrate the soundness of our operating platform and the ability of our local-market experts to create value for shareholders in both strong and weak operating environments. Economic indicators suggest the worst is behind the industrial property sector and we believe we are poised to benefit from a strengthening economic environment in 2004."

The highlights of the Company's results are listed below:

Portfolio Performance

o Leased 4.7 million square feet during the quarter and 20.5 million square feet during the year.

o Increased occupancy to 88.4% at year end. o Tenant retention was 63.1% for the quarter and 71.9% for the year.

o Actual cash-on-cash rental rates declined 6.5% for the quarter and 5.5% for the year.

o Same property net operating income (NOI) declined 7.6% for the quarter and 2.0% for the year.


                                     -more-

Investment Performance

o For the quarter, net economic gains were $16.8 million, comprised of $9.6 million from merchant sales, $7.3 million from existing property sales and a loss of $0.1 million from land sales. For the year, net economic gains were $56.2 million, comprised of $28.7 million from existing property sales, $24.8 million from merchant sales and $2.7 million from land sales.

o For the quarter, acquired $67.7 million of property, comprising 1.9 million square feet, at a stabilized weighted average 10.9% capitalization (cap) rate. For the year, acquired $228.8 million of property, comprising 6.6 million square feet, at a stabilized weighted average 10.6% cap rate.

o For the quarter, placed in service $18.5 million of new developments, comprising 301,240 square feet, with an expected aggregate first-year stabilized yield of approximately 10.1%. For the year, placed in service $64.9 million of new developments, comprising 1.3 million square feet, with an expected aggregate first-year stabilized yield of approximately 9.7%.

o Development under construction at the end of the quarter stood at $156.1 million.

o For the quarter, sold $106.8 million of property at a weighted average 9.0% cap rate and a weighted average 14.6% unleveraged internal rate of return
   (IRR). For the year, sold $394.4 million of property at a weighted average 8.6% cap rate and a weighted average 15.5% unleveraged IRR.

o Fourth quarter property dispositions included $24.6 million of property sold to the Company's fund with the Kuwait Finance House (KFH). The fund's capitalization is now approximately $287.0 million.

o The pipeline of properties that the Company expects to sell over the next 18 months is $650 million.

Solid Financial Position

o Fixed-charge coverage improved to 2.5 times and interest coverage improved to 3.0 times.

o  Unencumbered assets represent 97.2% of total assets at year end.

o The weighted average maturity of permanent debt is 10.6 years, one of the longest in the REIT industry.

o For the year, the Company's FFO payout ratio was 78.7% and its FAD payout ratio was 97.2%.

Supplemental Reporting Measure

For the three months ended December 31, 2003, funds from operations (FFO) per share/unit was $0.92 on a fully-diluted basis and totaled $42.3 million. For the year ended December 31, 2003, FFO per share/unit was $3.47 and totaled $157.7 million. As previously announced, the Company simplified and revised its calculation of FFO effective January 1, 2003. Accordingly, for the three and twelve months ended December 31, 2003, the Company computed FFO to be equal to net income available to common stockholders, plus depreciation/amortization/ impairment of real estate, minus accumulated depreciation/amortization/ impairment on real estate sold. For prior periods, including the three and twelve months ended


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

December 31, 2002, the Company computed FFO to be equal to net income available to common stockholders, excluding extraordinary gains/losses from debt restructuring and sales of depreciated property (other than net economic gains/losses from sales of properties related to the Company's Integrated Industrial Solutions activities), plus depreciation and amortization (other than amortization of deferred financing costs, interest rate protection agreements and corporate furniture, fixtures & equipment), and after adjustments for unconsolidated partnerships and joint ventures. For the three months ended December 31, 2002, FFO per share/unit was $0.90 on a fully-diluted basis and totaled $41.1 million. For the twelve months ended December 31, 2002, FFO per share/unit was $3.54 and totaled $163.0 million.

Results for the twelve months ended December 31, 2002 have been adjusted to comply with the Securities and Exchange Commission's (the "SEC") July 31, 2003 clarification on Emerging Issues Task Force ("EITF") Abstract, Topic No. D 42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock" ("EITF 42"). This clarification of EITF 42, states that for the purpose of calculating the excess of (1) fair value of the consideration to the holders of the preferred stock over (2) the carrying amount of the preferred stock in the balance sheet, the carrying amount of the preferred stock should be reduced by the issuance costs of the preferred stock. This clarification is effective in the first fiscal period ending after September 15, 2003 and requires prior periods to be reclassified. Accordingly, the application of this clarification results in a reduction in EPS and funds from operations (FFO) per share/unit for the twelve months ended December 31, 2002 for the initial issuance costs of the Company's 8.75%, $.01 par value, Series B Cumulative Preferred Stock, which the Company redeemed on May 14, 2002. The application of this clarification does not impact 2003 EPS or FFO per share/unit.

2003 Highlights

o Increased occupancy for three consecutive quarters to 88.4%.

o Achieved tenant retention of 71.9%, our highest level since 2000.

o Generated $56.2 million in net economic gains, a 5-year record.

o Continued successful spread investing activities, selling properties at a weighted average 8.6% cap rate and acquiring/developing properties at a projected 10.4% stabilized weighted average cap rate.

o Formed an additional fund, with a capacity of $425 million, with the Kuwait Finance House.

o Entered the San Diego, CA market with the acquisition of a nine-facility, 725,000 square-foot industrial park.

Outlook for 2004

Brennan continued, "While we still have a few quarters to go before we expect the economics of leasing to turn positive, the up-tick in business activity and the strengthening economic environment are encouraging.

"We are maintaining an estimated full-year 2004 EPS range of between $2.10 and $2.30. This estimate assumes slightly negative same property NOI growth in 2004. Sales volume in 2004 is assumed to be approximately $400 million to $500 million with a 8.5% to 9.5% average cap rate,

                                     -more-
with book gains from property sales/fees of between $90 million and $100 million. Investment volume assumptions for 2004, which include both new developments and acquisitions, are approximately $400 million to $500 million with a 9.5% to 10.5% average cap rate. We assume no significant changes in relative G&A or capital expenditures, nor do we assume any significant changes in our balance sheet structure. We estimate full-year 2004 FFO per share/unit in the range of $3.35 and $3.55, with first quarter 2004 FFO per share/unit in the range of $0.75 to $0.85. Our assumption for net economic gains for 2004 is between $60 million and $70 million, weighted toward the second half of the year."


                                                                         Low End of           High End of
                                                                        Guidance for          Guidance for
                                                                          1Q 2004               1Q 2004
                                                                       (Per share/unit)     (Per share/unit)
                                                                       ----------------     ----------------
Net Income Available to Common Stockholders                                  $0.44               $0.54
Add: Real Estate Depreciation/Amortization                                    0.48                0.48
Less: Accumulated Depreciation/Amortization on Real Estate Sold              (0.17)              (0.17)
                                                                             -----               -----
FFO                                                                          $0.75               $0.85
                                                                             =====               =====



                                                                           Low End of          High End of
                                                                       Guidance for 2004    Guidance for 2004
                                                                        (Per share/unit)     (Per share/unit)
                                                                       -----------------    -----------------
Net Income Available to Common Stockholders                                  $2.10               $2.30
Add: Real Estate Depreciation/Amortization                                    1.90                1.90
Less: Accumulated Depreciation/Amortization on Real Estate Sold              (0.65)              (0.65)
                                                                             -----               -----
FFO                                                                          $3.35               $3.55
                                                                             =====               =====

Brennan continued, "A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2004. However, I believe that First Industrial has the proper strategic and tactical design to deliver such results. We believe our I-N-D-L infrastructure - with its offensive and defensive characteristics - will continue to support our efforts and prove its value."

COMPANY INFORMATION
First Industrial Realty Trust, Inc., the nation's largest provider of diversified industrial real estate, serves every aspect of Corporate America's industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development 76 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.

                                     -more-

FORWARD-LOOKING INFORMATION

This press release contains forward-looking information about the Company. A number of factors could cause the Company's actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company's current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission.

            A schedule of selected financial information is attached.

First Industrial Realty Trust, Inc. will host a quarterly conference call at 10:00 a.m. Central time, 11:00 a.m. Eastern time, on Thursday, February 12, 2004. The call-in number is (800) 865-4460 and the passcode is "First Industrial." The conference call will also be webcast live on First Industrial's web site, www.firstindustrial.com, under the "Investor Relations" tab. The webcast will be available on the Company's web site for approximately one week following the call.

The company's fourth quarter supplemental information can be viewed on First Industrial's website, www.firstindustrial.com, under the "Investor Relations" tab. For a hard copy of the company's quarterly supplemental information report or other investor materials, please contact:

                   Karen Henderson
                   First Industrial Realty Trust, Inc.
                   311 South Wacker Drive, Suite 4000
                   Chicago, IL  60606
                   Phone:  (312) 344-4335 - Facsimile:  (312) 922-9851


                                     -more-

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             SELECTED FINANCIAL DATA
           (IN THOUSANDS, EXCEPT FOR PER SHARE/UNIT AND PROPERTY DATA)
                                   (UNAUDITED)




                                                                                 THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                            ---------------------------   --------------------------
                                                                            DECEMBER 31,   DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                                                               2003           2002            2003          2002
                                                                            -----------    -----------    -----------   ------------
STATEMENT OF OPERATIONS AND OTHER DATA:
  Total Revenues                                                            $  86,823      $  83,182       $ 341,381      $ 313,957

  Property Expenses                                                           (27,091)       (25,574)       (109,573)       (98,145)
  General & Administrative Expense                                             (6,441)        (5,828)        (26,953)       (19,610)
  Amortization of Deferred Financing Costs                                       (445)          (461)         (1,764)        (1,925)
  Amortization of Corporate F,F&E                                                (281)          (294)         (1,236)        (1,384)
  Depreciation and Amortization of Real Estate                                (25,492)       (18,643)        (81,260)       (66,698)
                                                                            ---------      ---------       ---------      ---------

  Total Expenses                                                              (59,750)       (50,800)       (220,786)      (187,762)

  Interest Income                                                                 640            701           2,416          2,378
  Interest Expense                                                            (23,739)       (23,873)        (95,456)       (90,387)
  Loss from Early Retirement of Debt (b)                                            -              -          (1,466)          (888)
                                                                            ---------      ---------       ---------      ---------

     INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY IN NET
        INCOME OF JOINT VENTURES AND INCOME ALLOCATED TO MINORITY INTEREST      3,974          9,210          26,089         37,298

  Equity in Net (Loss) Income of Joint Ventures (d)                              (166)          (672)            539            463
  Minority Interest Allocable to Continuing Operations                            186           (526)           (958)        (1,585)
                                                                            ---------      ---------       ---------      ---------

     INCOME FROM CONTINUING OPERATIONS                                          3,994          8,012          25,670         36,176

  Income from Discontinued Operations (Including Gain on Sale of Real
        Estate of $22,366 and $22,451 for the Three Months Ended
        December 31, 2003 and 2002, respectively, and $79,072 and
        $54,657 for the Twelve Months Ended December 31, 2003 and
        2002, respectively (c))                                                23,132         27,728          87,875         82,338
  Minority Interest Allocable to Discontinued Operations (c)                   (3,479)        (4,181)        (13,058)       (12,318)
                                                                            ---------      ---------       ---------      ---------

    INCOME BEFORE GAIN (LOSS) ON SALE OF REAL ESTATE                           23,647         31,559         100,487        106,196

  Gain (Loss) on Sale of Real Estate, Net of Minority Interest of $957 and
        $(284) for the Three Months Ended December 31, 2003 and 2002,
        respectively, and $2,319 and $2,464 for the Twelve Months Ended
        December 31, 2003 and 2002, respectively                                5,409         (1,600)         13,286         14,012
                                                                            ---------      ---------       ---------      ---------

    NET INCOME                                                                 29,056         29,959         113,773        120,208

  Preferred Dividends                                                          (5,044)        (5,044)        (20,176)       (23,432)
  Redemption of Series B Preferred Stock (e)                                        -              -               -         (3,707)
                                                                            ---------      ---------       ---------      ---------

     NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                            $  24,012      $  24,915       $  93,597      $  93,069
                                                                            =========      =========       =========      =========

     RECONCILIATION OF NET INCOME AVAILABLE TO
     COMMON STOCKHOLDERS TO FFO (a) AND FAD (a)

     NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                            $  24,012      $  24,915       $  93,597      $  93,069

  Add:  Depreciation and Amortization of Real Estate
              - Including Discontinued Operations                              25,818         21,041          85,345         77,393
  Add:  Minority Interest                                                       4,250          4,423          16,335         16,367
  Add:  Depreciation and Amortization of Real Estate-  Joint Ventures (d)         374          1,239           1,397          2,220
  Less:  Accumulated Depreciation/Amortization on Real Estate Sold            (11,919)             -         (38,488)             -
  Less:  Accumulated Depreciation/Amortization on Real Estate Sold
              and Non-IIS Gains (Losses)                                            -        (10,328)              -        (24,856)
  Less:  Accumulated Depreciation/Amortization on Real Estate
              Sold-  Joint Ventures (d)                                          (198)          (206)           (452)        (1,182)
                                                                            ---------      ---------       ---------      ---------

     FUNDS FROM OPERATIONS ("FFO") (a)                                      $  42,337      $  41,084       $ 157,734      $ 163,011

  Add:  Loss From Early Retirement of Debt (b)                                      -              -           1,466            888
  Add:  Restricted Stock Amortization                                           1,574          1,314           5,913          5,159
  Add: Amortization of Deferred Financing Costs                                   445            461           1,764          1,925
  Add:  Amortization of Corporate F,F&E                                           281            294           1,236          1,384
  Add:  Redemption of Preferred Stock (e)                                           -              -               -          3,707
  Less:  Non-Incremental Capital Expenditures                                  (8,019)       (12,128)        (37,584)       (34,586)
  Less:  Straight-Line Rent                                                    (1,601)          (589)         (2,815)        (2,132)
                                                                            ---------      ---------       ---------      ---------

     FUNDS AVAILABLE FOR DISTRIBUTION ("FAD") (a)                           $  35,017      $  30,436       $ 127,714      $ 139,356
                                                                            =========      =========       =========      =========

                                                                                THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                           ---------------------------    -------------------------
                                                                           DECEMBER 31,   DECEMBER 31,    DECEMBER 31,  DECEMBER 31,
                                                                               2003          2002             2003          2002
                                                                           ------------   ------------    ------------  -----------
       RECONCILIATION OF NET INCOME AVAILABLE TO
       COMMON STOCKHOLDERS TO EBITDA (a) AND NOI (a)

       NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                           $    24,012     $    24,915    $  93,597   $  93,069

    Add:  Interest Expense                                                        23,739          23,873       95,456      90,387
    Add:  Depreciation and Amortization of Real Estate
                - Including Discontinued Operations                               25,818          21,041       85,345      77,393
    Add:  Preferred Dividends                                                      5,044           5,044       20,176      23,432
    Add:  Redemption of Series B Preferred Stock (e)                                   -               -            -       3,707
    Add:  Income Allocated to Minority Interest                                    4,250           4,423       16,335      16,367
    Add:  Loss From Early Retirement of Debt (b)                                       -               -        1,466         888
    Add:  Amortization of Deferred Financing Costs                                   445             461        1,764       1,925
    Add:  Amortization of Corporate F,F&E                                            281             294        1,236       1,384
    Add:  Depreciation and Amortization of Real Estate-
                Joint Ventures (d)                                                   374           1,239        1,397       2,220
    Less:  Accumulated Depreciation/Amortization on Real Estate
                Sold-  Joint Ventures (d)                                          (198)           (206)        (452)     (1,182)
    Less:  Accumulated Depreciation/Amortization on Real Estate Sold             (11,919)              -      (38,488)          -
    Less:  Accumulated Depreciation/Amortization on Real Estate Sold
                and Non-IIS Gains (Losses)                                             -         (10,328)           -     (24,856)
                                                                             -----------     -----------    ---------   ---------

       EBITDA (a)                                                            $    71,846     $    70,756    $ 277,832   $ 284,734

    Add:  General and Administrative Expense                                       6,441           5,828       26,953      19,610
    Less:  Net Economic Gains (Losses)                                           (16,813)        (10,239)     (56,189)    (46,277)
    Less:  Equity in FFO of Joint Ventures (d)                                       (10)           (361)      (1,484)     (1,501)
                                                                             -----------     -----------    ---------   ---------

       NET OPERATING INCOME ("NOI") (a)                                      $    61,464     $    65,984    $ 247,112   $ 256,566
                                                                             ===========     ===========    =========   =========


WEIGHTED AVG. NUMBER OF SHARES/UNITS OUTSTANDING- BASIC (f)                       45,513          45,524       45,322      45,841
WEIGHTED AVG. NUMBER OF SHARES/UNITS OUTSTANDING- DILUTED (f)                     45,842          45,600       45,443      46,079
WEIGHTED AVG. NUMBER OF SHARES OUTSTANDING- BASIC  (f)                            38,767          38,671       38,542      38,927
WEIGHTED AVG. NUMBER OF SHARES OUTSTANDING- DILUTED (f)                           39,096          38,748       38,663      39,165

PER SHARE/UNIT DATA:
     FFO :
                                                           - Basic           $      0.93     $      0.90    $    3.48   $    3.56
                                                         - Diluted           $      0.92     $      0.90    $    3.47   $    3.54

     Income from Continuing Operations Less Preferred Stock
       Dividends and Redemption of Series B Preferred Stock
       Per Weighted Average Common Share Outstanding:
                                                           - Basic           $      0.11     $      0.04    $    0.49   $    0.59
                                                         - Diluted           $      0.11     $      0.04    $    0.49   $    0.59

     Net Income Available to Common Stockholders per
           Weighted Average Common Share Outstanding:

                                                           - Basic           $      0.62     $      0.64    $    2.43   $    2.39
                                                         - Diluted           $      0.61     $      0.64    $    2.42   $    2.38
     Dividends/Distributions                                                 $    0.6850     $    0.6850    $  2.7400   $  2.7250

FFO PAYOUT RATIO                                                                   73.6%           75.9%        78.7%       76.6%
FAD PAYOUT RATIO                                                                   89.0%          102.5%        97.2%       89.6%

BALANCE SHEET DATA (END OF PERIOD):
      Real Estate Before Accumulated Depreciation                            $ 2,740,800     $ 2,697,269
      Real Estate Held For Sale, Net                                                   -           7,040
      Total Assets                                                             2,648,023       2,629,973
      Debt                                                                     1,453,798       1,442,149
      Total Liabilities                                                        1,591,732       1,575,586
      Stockholders' Equity and Minority Interest                             $ 1,056,291     $ 1,054,387

PROPERTY DATA (END OF PERIOD):
    Total Properties                                                                 834             908
    Total Gross Leasable Area (in sq ft)                                      57,925,466      59,979,894
    Occupancy                                                                      88.4%           89.5%

(a) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a further tool to evaluate ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

     As previously announced, the Company simplified and revised its calculation of FFO effective January 1, 2003. Accordingly, for the twelve and three months ended December 31, 2003, the Company calculated FFO to be equal to net income available to common stockholders plus depreciation/amortization/impairment on real estate minus accumulated depreciation/amortization/impairment on real estate sold. For periods prior to 2003, including the twelve and three months ended December 31, 2002, the Company calculated FFO to be equal to net income available to common stockholders, excluding gains/losses from debt restructuring and sales of depreciated property (other than Net Economic Gains (Losses) on sales of properties related to the Company's Integrated Industrial Solutions TM ("IIS") activities), plus depreciation and amortization (other than amortization of deferred financing costs, interest rate protection agreements and corporate F,F&E) and after adjustments for unconsolidated partnerships and joint ventures. Net Economic Gains (Losses) are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation/amortization on real estate sold.

     NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

     EBITDA is defined as NOI plus the equity in FFO of the Company's joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains (Losses), minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

     FAD is defined as EBITDA minus GAAP interest expense, minus preferred stock dividends, minus straight-line rental income, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

     FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

(b)  Represents a loss from the early retirement of debt.

(c) In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 requires that the operations and gain (loss) on sale of all properties sold subsequent to December 31, 2001, that were not held for sale at December 31, 2001, and properties that were classified as held for sale subsequent to December 31, 2001, be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

(d) Represents the Company's share of net income, depreciation/amortization of real estate and accumulated depreciation/amortization on real estate sold from the Company's joint ventures in which it owns minority equity interests.

(e) In July 2003, the Securities and Exchange Commission (the "SEC") issued a clarification on Emerging Issues Task Force ("EITF") Abstract, Topic No. D 42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock" ("EITF 42"). This clarification of EITF 42, states for the purpose of calculating the excess of (1) fair value of the consideration to the holders of the preferred stock over (2) the carrying amount of the preferred stock in the balance sheet, the carrying amount of the preferred stock should be reduced by the issuance costs of the preferred stock. This clarification is effective in the first fiscal period ending after September 15, 2003 and requires prior periods presented to be reclassified. Accordingly, the Company has adjusted net income available to common stockholders and net income available to common stockholders per share amounts for the twelve months ended December 31, 2002 for the initial issuance costs of the Company's 8.75%, $.01 par value, Series B Cumulative Preferred Stock which the Company redeemed on May 14, 2002.

(f) In accordance with Generally Accepted Accounting Principles, the basic weighted average shares/units and shares outstanding has been adjusted to exclude restricted stock issued that has not vested. The diluted weighted average shares/units and shares outstanding has been adjusted to exclude restricted stock issued that has not vested except that these amounts include the dilution related to restricted stock outstanding. Due to these adjustments, per share amounts presented herein for prior periods have been recalculated.